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                                                                  EXHIBIT(h)(11)

                         BARCLAYS GLOBAL INVESTORS FUNDS
                   MASTER ADMINISTRATION FEE WAIVER AGREEMENT

                                   SCHEDULE A
                                  List of Funds

   (all percentages are expressed as a percentage of average daily net assets)

                                                                       Net
                                 Contractual                      Administration
                               Administration   Administration      Fee After
        Fund           Class         Fee          Fee Waiver          Waiver
-------------------   ------   --------------   --------------   ---------------
Institutional Money
Market Fund           Select        0.15%            0.02%            0.13%

Prime Money Market
Fund                  Select        0.15%            0.02%            0.13%

Government Money
Market Fund           Select        0.15%            0.02%            0.13%

Treasury Money
Market Fund           Select        0.15%            0.02%            0.13%

The Term of each such Administration Fee Waiver shall expire on April 30, 2011.

                                    BARCLAYS GLOBAL INVESTORS
                                    FUNDS on behalf of each FUND


                                    By:    /s/ H. Michael Williams
                                           -------------------------------------
                                           H. Michael Williams
                                    Title: President and Chief Executive Officer


                                    BARCLAYS GLOBAL INVESTORS, N.A.


                                    By:    /s/ Lee T. Kranefuss
                                           -------------------------------------
                                           Lee T. Kranefuss
                                    Title: Managing Director


                                    By:    /s/ H. Michael Williams
                                           -------------------------------------
                                           H. Michael Williams
                                    Title: President and Chief Executive Officer

Dated: August 29, 2006
Amended: March 26, 2008
Amended: March 18-19, 2009

[Schedule A to Barclays Global Investors Funds Administration Fee Waiver Agreement]